CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Divio Holdings, Corp., on Form S-1 Amendment No. 2 of our report dated September 27, 2012, relating to the financial statements of Divio Holdings, Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in this registration statement.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
January 17, 2013